Exhibit 99.1

CROSSAMERICA PARTNERS LP

Forward Looking and Cautionary Statements

This presentation and oral statements made regarding the subjects of this presentation may contain forward-looking statements, which may include, but are not limited to, statements regarding our plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that the Partnership expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based upon our current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond our control. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this presentation.

Although the Partnership does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this presentation and those described in the “Risk Factors” section of the Partnership’s Form 10-K filed on February 27, 2015 and subsequent filings, with the Securities and Exchange Commission as well as in the Partnership’s other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.

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CrossAmerica Partners Overview

- CrossAmerica Partners LP ("CAPL" or "CrossAmerica") is a leading wholesale distributor of motor fuels and owner and lessee of real estate related to retail fuel distribution. Its Predecessor was founded in 1992
  - ➢ Focused on distributing fuels to and owning and leasing sites located in prime locations
- CST Brands, Inc. acquired its general partner, CrossAmerica GP, LLC, and all outstanding IDRs on October 1, 2014
- Equity market capitalization of $925 million and enterprise value of $1,200 million as of 12/31/14
- As of 12/31/2014, distribute to 1,074 locations primarily in the Northeastern United States, Florida, Tennessee, Virginia, Illinois, Indiana and Ohio
  - ➢ 658 owned or leased sites[1]
  - ➢ Also distribute to 416 independent dealer sites and through 17 sub-wholesalers[1]
- Distributed 906.2 million gallons of motor fuel in the year ending December 31, 2014

Top 10 Distributor for[2]:

EXXON

Mobil

bp

(1) As of December 31, 2014.
(2) Based on 2014 volume.

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Investment Highlights

Acquisition Pipeline of Fuel Distribution and Real Estate Assets from CST Brands

Stable Cash Flows from Rental Income and Wholesale Fuel Distribution

Established History of Completing and Integrating Acquisitions

Long-Term Relationships with Major Integrated Oil Companies and Refiners

Prime Real Estate Locations in Areas with High Traffic

Financial Flexibility to Pursue Acquisitions and Expansion Opportunities

BP Station

Union Centre Blvd., West Chester, OH (Metro Cincinnati)

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CrossAmerica Operations

Qualifying MLP Income

Wholesale Distribution

Stable cash flow

Margin per gallon

Limited commodity exposure

Multi-year contracts

Rental Income from Real Estate (from non-affiliated parties)

Stable cash flow

Prime locations

Multi-year contracts

Industry Value Chain

Pipeline / Storage

Wholesale Distributor

Gasoline Station

Non-Qualifying MLP Income

Retail Fuel Distribution

Inside Store Sales

Rental Income from Equipment

Rental Income from Affiliates

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CrossAmerica Portfolio Overview

Sites Where CrossAmerica Partners LP Supplies Wholesale Motor Fuels as of December 31, 2014

Geographic diversity will increase as the Partnership adds New to Industry (“NTI”) sites from CST in its core markets in the Southwest

Note: Excludes Landmark and Erickson acquisition sites

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CrossAmerica Strategy

Utilize relationship with CST to maintain and grow cash flow

Own or lease sites in prime locations and seek to enhance cash flow

Expand within and beyond core geographic markets through acquisitions

Increase motor fuel distribution business by expanding market share

Maintain strong relationships with major integrated oil companies and refiners

Manage risk and mitigate exposure to environmental liabilities

Shell Station

Route 17, Hasbrouck Heights, NJ

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CST Brands Acquisition of CAPL’s General Partner

On August 6, 2014, CAPL announced the acquisition of its general partner and IDRs by CST Brands; closing occurred October 1, 2014

CAPL continues to operate as a separate, publicly traded MLP

Creates a leading platform in the industry with fuel distribution and retail operations expertise

Transaction transformed CAPL into a sponsor-backed MLP

Drop-down asset sales from CST provide CAPL with an expanded set of external opportunities

Provides CAPL with more than 5 years of drop-down opportunities from CST’s U.S. wholesale fuel supply business and New-To-Industry (NTI) real property assets

“Best” of both organizations – c-store operations, wholesale fuel distribution and M&A expertise

Joe Topper remains President and CEO of CAPL

Topper retains an approximate 30% ownership stake in CAPL – did not sell any units in transaction with CST

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Transaction Benefits for CAPL Unitholders

Expected to provide for both greater certainty of and an increased rate of future distribution growth

Greater certainty of drop-down asset acquisitions versus third-party acquisitions

Creates an enhanced platform with which to pursue third-party acquisitions jointly with CST

Lessens over time CAPL’s concentration with LGO (a private affiliate) and increases its concentration with CST (a publicly traded company)

Increases the geographic and brand diversity of CAPL’s current portfolio

Stable Cash Flows

Wholesale Distribution Cash Flows

Lessee dealer wholesale agreements generally have 3 year initial terms and a remaining term of 2.7 years as of December 31, 2014

LGO wholesale supply agreement has 15 year initial term and had an average remaining term of approximately 12.8 years as of December 31, 2014

CST wholesale supply agreement has a 10 year initial term and had an average remaining term of approximately 9.8 years as of December 31, 2014

Our wholesale supply agreements prohibit the purchase of motor fuel from other distributors

Rental Income Cash Flows

Lease agreements with lessee dealers generally have a 3 year initial term and had an average remaining term of 2.7 years as of December 31, 2014

Lease agreements with commission agents generally range from 5 to 10 years and had an average remaining term of 3.3 years as of December 31, 2014

LGO lease agreements have an initial term of 15 years and an average remaining term of approximately 13.1 years as of December 31, 2014

CST lease agreements have an initial term of 10 years and an average remaining term of approximately 9.8 years as of December 30, 2014

Our lease agreements require the lessees to purchase their motor fuel from us

(1) Wholesale Distribution Margin Per Gallon represents revenues from fuel sales minus costs from fuel sales (including amounts to affiliates) divided by the gallons of motor fuel distributed.

(2) YE (Year End) represents twelve months ended December 31 of the applicable year and 2012 PF (Pro Forma) represents 2012 pro forma as presented on Form 8-K filed with the SEC on March 26, 2013.

(3)	Rental income is rental income from lessee dealers and from affiliates.

Wholesale Distribution Margin Per Gallon(1)(2)

Rental Income(2)(3)

Prime Real Estate Locations

We own and lease sites that provide convenient fueling locations in areas of high consumer demand

We own or lease sites in sixteen states(1)

Seven of the states are in the top ten states for consumers of gasoline in the United States (2)

Six of the states are in the top ten states for consumers of on-highway diesel fuel in the United States (2)

Limited availability of undeveloped real estate in many of our markets presents a high barrier to entry for the development of competing sites

Due to prime locations, owned real estate sites have high alternate use values, which provides additional risk mitigation

(1)	As of December 31, 2014.
(2)	Source EIA. As of December 31, 2013

Branded Fuel Suppliers

One of the ten largest independent distributors by volume in the U.S. for ExxonMobil, BP and Shell branded fuels

Also distribute Valero, Sunoco, Chevron, Citgo and Gulf-branded motor fuels

Prompt payment history and good credit standing with suppliers allow us to receive certain term discounts on fuel purchases, which increases wholesale profitability

Branded fuel is perceived by retail customers as higher quality and commands a price premium

CAPL Fuel Distribution by Brand(1)

Brands Distributed

(1)	As of December 31, 2014

Growth Through Acquisitions

In place pipeline of fuel and real estate acquisitions from CST

CST distributed 1.9 billion gallons in the U.S. in 2014 CST’s current domestic gallons plus growth from future new to industry (“NTI”) site builds available for the Partnership to acquire through drop down acquisitions

CST acquisition of general partner enhances the Partnership’s ability to do third party acquisitions Wholesale marketing remains a fragmented and local industry Long history of successfully sourcing and executing acquisitions

11 separate multi-site transactions in the 27 months since our IPO

Approximately $179 million in acquisitions completed since January 1, 2015

Established relationships with oil majors, customers, industry contacts and brokers to source new acquisitions

(1)	Site count excludes non-c-store sites acquired in PMI acquisition.

(2) Total consideration is based on implied value of the units issued as determined based on the 20 day weighted average unit price prior to the transaction announcement. At issuance, the approximately 1.5 million units issued to CST were valued at approximately $60.4 million.

Acquisitions Since Our IPO(1)

Primary Supply Transactions Since Our IPO

CAPL Controlled Sites by State(1)